UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 14, 2013

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On August 14, 2013, Newfield Exploration Company, a Delaware corporation (“Newfield”), provided an update on its Pearl development, located offshore China in the Pearl River Mouth Basin.

During the recent installation of the LF-7 topside facilities by a third-party contractor, a hydraulic jacking system malfunctioned and the installation was suspended. The topsides have been safely towed to a yard near Hong Kong and a thorough inspection of both the jacket and the topsides will be conducted over the next several weeks. The installation of the facility has been delayed and the potential cost and timing for the reinstallation is uncertain at this time. The responsibility for the topside installation is being managed by a third-party contractor, and Newfield has builder’s risk insurance on the project.

The LF-7 field is an asset held for sale as part of Newfield’s planned divestiture of its international businesses. Newfield is still progressing with the sales process. As a result of this incident, however, the timing of the China divestiture could be delayed. The sale of the Malaysian business remains on-track and is expected to close in late 2013 or early 2014.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: August 14, 2013	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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